Sub-Item 77C

                        AIM V.I. GLOBAL HEALTH CARE FUND

A Special Meeting ("Meeting") of Shareholders of AIM V.I. Global Health Care Fund, an investment portfolio of AIM Variable Insurance Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

(4)(a) Approve modification of fundamental restriction on issuer diversification.

(4)(b) Approve modification of fundamental restrictions on issuing senior securities and borrowing money.

(4)(c) Approve modification of fundamental restrictions on underwriting securities.

(4)(d) Approve modification of fundamental restrictions on industry concentration.

(4)(e) Approve modification of fundamental restrictions on real estate investments.

(4)(f) Approve modification of fundamental restrictions on purchasing or selling commodities.

(4)(g)  Approve modification of fundamental restrictions on making loans.

(4)(h) Approve modification of fundamental restrictions on investment in investment companies.

(5)     Approve making the investment objective of the fund non-fundamental.

The results of the voting on the above matters were as follows:

                                                    Withheld/
Matter                              Votes For      Abstentions**
--------------------------------    -----------   ------------
(1)*   Bob R. Baker.............    474,883,590     19,741,622
       Frank S. Bayley..........    474,653,109     19,972,103
       James T. Bunch...........    475,597,417     19,027,795
       Bruce L. Crockett........    474,900,579     19,724,633
       Albert R. Dowden.........    474,749,929     19,875,283
       Jack M. Fields...........    475,205,840     19,419,372
       Martin L. Flanagan.......    475,248,336     19,376,876
       Carl Frischling..........    474,453,674     20,171,538
       Prema Mathai-Davis.......    473,569,192     21,056,020
       Lewis F. Pennock.........    475,072,501     19,552,711
       Larry Soll, Ph.D. .......    475,170,544     19,454,668
       Raymond Stickel, Jr. ....    475,420,825     19,204,387
       Philip A. Taylor.........    475,640,570     18,984,642

----------

* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Variable Insurance Funds.

**    Includes Broker Non-Votes.

                                                                    Sub-Item 77C

                                                                                         Votes           Withheld/
Matters                                                                   Votes For      Against        Abstentions
---------------------------------------------------------------------     -----------    -----------    -----------
(2)*   Approve an amendment to the Trust's Agreement and
       Declaration of Trust that would permit the Board of
       Trustees of the Trust to terminate the Trust, the Fund,
       and each other series portfolio of the Trust, or a
       share class without a shareholder vote........................     438,131,484     35,586,925     20,906,803
(3)    Approve a new sub-advisory agreement between Invesco
       Aim Advisors, Inc. and each of AIM Funds Management,
       Inc.; Invesco Asset Management Deutschland, GmbH;
       Invesco Asset Management Limited; Invesco Asset
       Management (Japan) Limited; Invesco Australia Limited;
       Invesco Global Asset Management (N.A.), Inc.; Invesco
       Hong Kong Limited; Invesco Institutional (N.A.), Inc.;
       and Invesco Senior Secured Management, Inc....................       8,360,968        260,347        474,554
(4)(a) Approve modification of fundamental restriction on
       issuer diversification........................................       8,416,124        292,765        386,980
(4)(b) Approve modification of fundamental restrictions on
       issuing senior securities and borrowing money.................       8,346,334        362,695        386,840
(4)(c) Approve modification of fundamental restriction on
       underwriting securities.......................................       8,326,407        382,482        386,980
(4)(d) Approve modification of fundamental restriction on
       industry concentration........................................       8,405,530        302,410        387,929
(4)(e) Approve modification of fundamental restriction on
       real estate investments.......................................       8,414,449        297,665        383,755
(4)(f) Approve modification of fundamental restriction on
       purchasing or selling commodities.............................       8,360,483        348,546        386,840
(4)(g) Approve modification of fundamental restriction on
       making loans..................................................       8,379,001        326,380        390,488
(4)(h) Approve modification of fundamental restriction on
       investment in investment companies............................       8,410,057        295,324        390,488
(5)    Approve making the investment objective of the fund
       non-fundamental...............................................       8,158,276        402,148        535,445

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950129-07-006497.